Exhibit 10.36

INDEMNIFICATION AND WAIVER AGREEMENT

THIS INDEMNIFICATION AND WAIVER AGREEMENT (the “Agreement”) is effective as of April 12, 2012, by and among Cameron International Corporation, a Delaware corporation (the “Company”), and William G. Lamb (the “Indemnitee”). This Agreement supersedes any prior agreement between you and the Company regarding the subject matter hereof.

WHEREAS, the Indemnitee is serving the Company in a “Corporate Capacity,” as defined herein;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving it in a Corporate Capacity to the fullest extent permitted by applicable law so that they will serve or continue to serve in such status free from undue concern that they will not be so indemnified;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to waive potential and actual conflicts of interest, and any claims based thereon, that may arise as a result of persons serving in a Corporate Capacity so that they will serve or continue to serve in such status free from undue concern over such actual or potential conflicts or claims;

WHEREAS, the Indemnitee is willing to serve and continue to serve the Company in a Corporate Capacity on the condition that s/he be so indemnified and such conflicts and claims be waived; and

WHEREAS, to the extent permitted by law, this Agreement is a supplement to and in furtherance of the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the provisions of the Bylaws of the Company (the “Bylaws”) or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder;

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1.             Services by the Indemnitee.  The Indemnitee agrees to to serve the Company in a Corporate Capacity.  Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

Section 2.              Indemnification and Waiver - General.  The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee, and does hereby waive potential and actual conflicts of interest and any claims based thereon that may arise as a result of Indemnitee serving in a Corporate Capacity, (i) as provided in this Agreement and (ii) to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.  The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.  The Company expressly acknowledges and agrees that its indemnification obligation hereunder could involve indemnification for Indemnitee negligence or under theories of strict liability.

Section 3.              Advancement of Expenses.  (a) The Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding (as hereinafter defined), within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee.  All amounts advanced to the Indemnitee by the Company pursuant to this Section 3 shall be without interest.  The Company shall make all advances pursuant to this Section 3 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.

(b)      The Indemnitee hereby expressly undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses.  Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within 30 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 4.            Indemnification In Proceedings Other Than Proceedings by or in the Right of the Company.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of her/his Corporate Capacity, s/he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 4, the Company shall indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (as and to the extent permitted hereunder) actually and reasonably incurred by her/him or on her/his behalf in connection with such Proceeding or any claim, issue or matter therein, if s/he acted in good faith and in a manner s/he reasonably believed to be in, and or not opposed to, the best interests of the Company, or in or not opposed to the best interests of another enterprise for which s/he is serving in a Corporate Capacity, and, with respect to any criminal Proceeding, if s/he also had no reasonable cause to believe her/his conduct was unlawful.

Section 5.               Proceedings by or in the Right of the Company.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of her/his Corporate Capacity, s/he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 5, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by her/him or on her/his behalf in connection with such Proceeding if s/he acted in good faith and in a manner s/he reasonably believed to be in, or not opposed to the best interests of the Company, or in or not opposed to the best interests of another enterprise for which s/he is serving in a Corporate Capacity.  Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification, provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the court in which such Proceeding shall have been brought or is pending, shall so determine.

Section 6.               Indemnification for Expenses of a Party Who is Wholly or Partly Successful. (a) Notwithstanding any provision herein to the contrary, and in addition to the Indemnitee’s rights under Section 3, 4 and 5 hereof, to the extent that the Indemnitee is, by reason of her/his Corporate Capacity, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by her/him or on her/his behalf in connection therewith.  If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually incurred by her/him or on her/his behalf in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise.  For purposes of this Section 6(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement or (iv) the settlement of any claim, issue or matter in a Proceeding pursuant to which the Indemnitee pays less than $200,000.  The provisions of this Section 6(a) are subject to Section 6(b) below.

(b)      In no event shall the Indemnitee be entitled to indemnification under Section 6(a) above with respect to a claim, issue or matter to the extent applicable law prohibits such indemnification.

Section 7.              Indemnification for Expenses as a Witness.  Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of her/his Corporate Capacity, a witness in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually incurred by or on behalf of the Indemnitee in connection therewith.

Section 8.               Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefor, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. (a) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.  If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination.  The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Subject to the provisions of Section 10 hereof, any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold the Indemnitee harmless therefrom.

(b)      Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(c), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.

(c)      In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(a) or (b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c).  If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising her/him of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld).  If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(a) or (b) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the appropriate court of the State (as hereafter defined) or other court of competent jurisdiction for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(a) or (b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9.               Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases. (a) In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(b)      Subject to the terms of Section 16 below, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which s/he reasonably believed to be in or not opposed to the best interests of the Company, or of another enterprise for which s/he is or was serving in a Corporate Capacity, or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that her/his conduct was unlawful.

(c)      For purposes of any determination of the Indemnitee’s entitlement to indemnification or to a waiver of conflict under this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner s/he reasonably believe to be in or not opposed to the best interests of the Company, or of another enterprise for which s/he is or was serving in a Corporate Capacity, or, with respect to a criminal Proceeding, to have also had no reasonable cause to believe her/his conduct was unlawful, if the Indemnitee’s action is based on the records or books of account of the Company or such other enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal or financial counsel for the Company or the Board (or any committee thereof) or for another enterprise for which the Indemnitee is or was serving in a Corporate Capacity or its board of directors (or any committee thereof), or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board (or any committee thereof) or by such other enterprise or its board of directors (or any committee thereof), or if the Indemnitee acts in compliance with any obligations which may apply to her/him as a trustee if such appointment is in a Corporate Capacity.  The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.  In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 9(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner s/he reasonably believed to be in, or not opposed to, the best interests of the Company, or in the best interests of another enterprise for which s/he is serving in a Corporate Capacity, and, with respect to a criminal Proceeding, that s/he also had no reasonable cause to believe his conduct was unlawful.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d)      If an Indemnitee has acted in good faith and in a manner s/he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan and has not materially breached her/his duties to the Company beyond the extent to which her/his conflicting interest or duty in relation to the employee benefit plan meant that s/he was legally obligated her/him to do so, s/he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as used in this Agreement.

(e)      For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan.

Section 10.            Remedies of the Indemnitee. (a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Board pursuant to Section 8(a) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within twenty (20) days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8 of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within forty-five (45) days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 7 of this Agreement within 10 days after receipt by the Company of a written request therefor or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of his entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee, at his sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  The Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

(b)      In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification, and the Company shall be precluded from referring to or offering into evidence a determination made pursuant to Section 8 of this Agreement that is adverse to the Indemnitee’s right to indemnification.  If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 7 until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).

(c)      If a determination is made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)      The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(e)      In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually incurred by him in such judicial adjudication or arbitration, unless the court or arbitrator determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous.  In the event that a Proceeding is commenced by or in the right of the Company against the Indemnitee to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such Proceeding (including with respect to any counter-claims or cross-claims made by the Indemnitee against the Company in such Proceeding), unless the court or arbitrator determines that each of the Indemnitee’s material defenses in such Proceeding were made in bad faith or were frivolous.

(f)      Any judicial adjudication or arbitration determined under this Section 10 shall be final and binding on the parties.

Section 11.            Defense of Certain Proceedings.  In the event the Company shall be obligated under this Agreement to pay the Expenses of any Proceeding against the Indemnitee in which the Company is a co-defendant with the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Indemnitee shall nevertheless be entitled to employ or continue to employ his own counsel in such Proceeding.  Employment of such counsel by the Indemnitee shall be at the cost and expense of the Company unless and until the Company shall have demonstrated to the reasonable satisfaction of the Indemnitee and the Indemnitee’s counsel that there is complete identity of issues and defenses and no conflict of interest between the Company and the Indemnitee in such Proceeding, after which time further employment of such counsel by the Indemnitee shall be at the cost and expense of the Indemnitee.  In all events, if the Company shall not, in fact, have timely employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the cost and expense of the Company.

Section 12.          Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against:  (a) the Company, except for (i) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (ii) any claim or Proceeding to establish or enforce a right to indemnification under any statute or law and (iii) any counter-claim or cross-claim brought or made by him against the Company in any Proceeding brought by or in the right of the Company against him; or

(b)      any other Person, except for Proceedings or claims approved by the Board.

Section 13.           Contribution. (a) If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner s/he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by the Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b)      The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c)      No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 14.            Officer and Director Liability Insurance. (a) The Company shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement.  In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indemnitee is covered by such insurance maintained by a subsidiary of the Company.

(a)      To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.

(b)      In the event that the Company is a named insured under any policy or policies of insurance referenced in either Section 14(a) or (b) above, the Company hereby covenants and agrees that it will not settle any claims or Proceedings that may be covered by such policy or policies of insurance and in which the Indemnitee has or may incur Expenses, judgments, penalties, fines or amounts paid in settlement without the prior written consent of the Indemnitee.

Section 15.            Security.  Upon reasonable request by the Indemnitee, the Company shall provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent shall be unreasonably withheld.

Section 16.             Settlement of Claims.  The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld.

Section 17.             Waiver of Conflict.  The Company hereby agrees to, and hereby does, waive any potential or actual conflict of interest or duty, and any claims based thereon, that may arise as a result of the Indemnitee’s service in a Corporate Capacity so long as the Indemnitee shall have acted in good faith, as provided for in Section 9(c).

Section 18.             Duration of Agreement.  This Agreement shall be unaffected by the termination of the Corporate Capacity of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Capacity, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not s/he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

Section 19.             Remedies of the Company.  The Company hereby covenants and agrees to submit any and all disputes relating to this Agreement that the parties are unable to resolve between themselves to binding arbitration pursuant to the rules of the American Arbitration Association and waives all rights to judicial adjudication of any matter or dispute relating to this Agreement except where judicial adjudication is requested or required by the Indemnitee.

Section 20.            Covenant Not to Sue, Limitation of Actions and Release of Claims.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date on which the Corporate Capacity of the Indemnitee is terminated (for any reason), and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period; provided, however, that the foregoing shall not apply to any action or cause of action brought or asserted by the Company pursuant to or in respect of this Agreement and shall not constitute a waiver or release of any of the Company’s rights under this Agreement.

Section 21.             Limitation of Liability.  Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

Section 22.             Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 23.            No Multiple Recovery.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 24.             Definitions.  For purposes of this Agreement:

(a)      “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes hereof, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

(b)      “Change of Control” shall mean a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.  Without limiting the foregoing, such a Change in Control shall be deemed to have occurred if, after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company.

(c)      “Company” means Cameron International Corporation, a Delaware corporation.

(d)      “Corporate Capacity” describes the status of an individual who is or was (i) an officer or director of the Company, or (ii) serving at the request of the Company as an officer, director, partner, venturer, member, trustee, employee, agent or similar functionary of another entity affiliated with or otherwise in existence for the benefit of the Company, its Affiliates and/or its or their employees, including but not limited to a corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. “Serving at the request of the Company” shall include, but shall not be limited to, any service as a director, officer, employee or agent of the Company or an Affiliate which imposes duties on, or involves services by, the Indemnitee with respect to an Affiliate, or it’s the participants or its beneficiaries of such employee benefit plan or trust, and/or any appointment at the Company's request as a director, officer, employee, or agent of an Affiliate or trustee of such a plan or trust.

(e)       “Disinterested Director” means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

(f)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)      “Expenses” shall include all reasonable:  attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(h)      “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i)      “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(j)      “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

(k)      “State” means the State of Texas.

Section 25.             Non-Exclusivity.  The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of directors, constitutional documents of any employee benefit plan or otherwise.

Section 26.             Remedies Not Exclusive.  No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 27.            Changes in Law.  In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change.  In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

Section 28.            Interpretation of Agreement.  The Company and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

Section 29.            Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 30.             Governing Law; Jurisdiction and Venue; Specific Performance.

(a)      The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)      ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE COURTS LOCATED IN OR ARBITRATORS SITTING IN HARRIS COUNTY IN THE STATE OF TEXAS, AND EACH PARTY TO THIS AGREEMENT:  (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT.  FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS, ARBITRATIONS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINAL.  THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

(c)      The Company acknowledges that the Indemnitee may, as a result of the Company’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law.  Consequently, the Company agrees that the Indemnitee shall be entitled, in the event of the Company’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the Company, or enjoining any breach by the Company, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith.  The Company waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and the Company shall not allege or otherwise assert the legal position that any such remedy at law exists.  The Company agrees and acknowledges that:  (i) the terms of this Section 30(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with the Company.  The Company represents and warrants that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 30 following consultation with such legal counsel.

Section 31.             Nondisclosure of Payments.  Except as expressly required by Federal securities laws, the Company shall not disclose any payments under this Agreement without the prior written consent of the Indemnitee.  Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford the Indemnitee a reasonable opportunity to review all such disclosures and, if requested by the Indemnitee, to explain in such statement any mitigating circumstances regarding the events reported.

Section 32.            Notice by the Indemnitee.  The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 33.            Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:  (i) if to the Company: Cameron International Corporation, 1333 West Loop South, Suite 1700, Houston, Texas 77027, Attention:  Chief Executive Officer; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s).

Section 34.             Modification and Waiver.  No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his Corporate Capacity prior to such supplement, modification or amendment.  No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee.  No waiver of any provision of this Agreement shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 35.            Headings.  The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 36.            Identical Counterparts.  This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.  Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INDEMNITEE		CAMERON INTERNATIONAL CORPORATION

/s/ William G. Lamb		s/ Jack B. Moore
Name:	William G. Lamb	Name:	Jack B. Moore
Title:	Vice President, Tax	Title:	President and Chief Executive Officer
Address:	1333 West Loop South,	Address:	1333 West Loop South,
	Suite 1700		Suite 1700
	Houston, Texas 77027		Houston, Texas 77027

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of August 2, 2012, by and among Cameron International Corporation, a Delaware corporation (“Cameron”), and Mr. James T. Hackett (the “Indemnitee”).

WHEREAS, the Indemnitee has been asked to serve on the Board of Directors of Cameron (the “Board”);

WHEREAS, it is reasonable, prudent and necessary for Cameron contractually to obligate itself to indemnify persons serving as directors of Cameron to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors of Cameron free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve and continue to serve on the Board on the condition that he be so indemnified; and

WHEREAS, to the extent permitted by law, this Agreement is a supplement to and in furtherance of the provisions of the Amended and Restated Certificate of Incorporation of Cameron (the “Certificate”) and the provisions of the Bylaws of Cameron (the “Bylaws”) or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder;

NOW THEREFORE, in consideration of the premises and the covenants contained herein, Cameron and the Indemnitee do hereby covenant and agree as follows:

Section 37.            Services by the Indemnitee.  The Indemnitee agrees to continue to serve at the request of Cameron as a director of Cameron (including, without limitation, service on one or more committees of the Board).  Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

Section 38.            Indemnification - General.  Cameron shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.  The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 39.            Proceedings Other Than Proceedings by or in the Right of Cameron.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of Cameron.  Pursuant to this Section 3, Cameron shall indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (as and to the extent permitted hereunder) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cameron, and, with respect to any criminal Proceeding, if he also had no reasonable cause to believe his conduct was unlawful.

Section 40.            Proceedings by or in the Right of Cameron.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of Cameron to procure a judgment in its favor.  Pursuant to this Section 4, Cameron shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cameron.  Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to Cameron or if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by Cameron in such event if and to the extent that the court in which such Proceeding shall have been brought or is pending, shall so determine.

Section 41.              Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)      To the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Cameron shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Cameron shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise.  For purposes of this Section 5(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement or (iv) the settlement of any claim, issue or matter in a Proceeding pursuant to which the Indemnitee pays less than $200,000.  The provisions of this Section 5(a) are subject to Section 5(b) below.

(b)     In no event shall the Indemnitee be entitled to indemnification under Section 5(a) above with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification, or (ii) an admission is made by the Indemnitee in writing to Cameron or in such Proceeding or a final, nonappealable determination is made in such Proceeding that the standard of conduct required for indemnification under this Agreement has not been met with respect to such claim, issue or matter.

Section 42.            Indemnification for Expenses as a Witness.  Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, Cameron shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

Section 43.            Advancement of Expenses.  Cameron shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 10 days after the receipt by Cameron of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee.  The Indemnitee hereby expressly undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses.  All amounts advanced to the Indemnitee by Cameron pursuant to this Section 7 shall be without interest.  Cameron shall make all advances pursuant to this Section 7 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.  Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to Cameron within 10 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 44.             Procedure for Determination of Entitlement to Indemnification.

(a)      To obtain indemnification under this Agreement, the Indemnitee shall submit to Cameron a written request therefor, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of Cameron shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)      Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.  If it is so determined that the Indemnitee is entitled to indemnification, Cameron shall make payment to the Indemnitee within 10 days after such determination.  The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Subject to the provisions of Section 10 hereof, any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by Cameron, and Cameron hereby agrees to indemnify and hold the Indemnitee harmless therefrom.

(c)      Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.

(d)      In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or (c) hereof, the Independent Counsel shall be selected as provided in this Section 8(d).  If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and Cameron shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by Cameron (which approval shall not be unreasonably withheld).  If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(b) or (c) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either Cameron or the Indemnitee may petition the appropriate court of the State (as hereafter defined) or other court of competent jurisdiction for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate.  Cameron shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) or (c) hereof, and Cameron shall pay all reasonable fees and expenses incident to the procedures of this Section 8(d), regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 45.             Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a)      In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(b)     Subject to the terms of Section 16 below, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Cameron or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)      For purposes of any determination of the Indemnitee’s entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believe to be in or not opposed to the best interests of Cameron, and, with respect to a criminal Proceeding, to have also had no reasonable cause to believe his conduct was unlawful, if the Indemnitee’s action is based on the records or books of account of Cameron or another enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of Cameron or another enterprise in the course of their duties, or on the advice of legal or financial counsel for Cameron or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by Cameron or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof).  For purposes of this Section 9(c), the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of Cameron as a director, officer, employee or agent.  The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.  In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of Cameron shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 9(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cameron, and, with respect to a criminal Proceeding, that he also had no reasonable cause to believe his conduct was unlawful.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d)      For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; references to “serving at the request of Cameron” shall include, but shall not be limited to, any service as a director, officer, employee or agent of Cameron which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee has acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of Cameron” as used in this Agreement.  The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

Section 46.             Remedies of the Indemnitee.

(a)      In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Board pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within twenty (20) days after receipt by Cameron of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or (c) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within forty-five (45) days after receipt by Cameron of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 6 of this Agreement within 10 days after receipt by Cameron of a written request therefor or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of his entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee, at his sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  The Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

(b)     In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 10, Cameron shall have the burden of proving that the Indemnitee is not entitled to indemnification, and Cameron shall be precluded from referring to or offering into evidence a determination made pursuant to Section 8 of this Agreement that is adverse to the Indemnitee’s right to indemnification.  If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, the Indemnitee shall not be required to reimburse Cameron for any advances pursuant to Section 7 until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).

(c)      If a determination is made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that the Indemnitee is entitled to indemnification, Cameron shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)     Cameron shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that Cameron is bound by all of the provisions of this Agreement.

(e)      In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from Cameron, and shall be indemnified by Cameron against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration, unless the court or arbitrator determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous.  In the event that a Proceeding is commenced by or in the right of Cameron against the Indemnitee to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to recover from Cameron, and shall be indemnified by Cameron against, any and all Expenses actually and reasonably incurred by him in such Proceeding (including with respect to any counter-claims or cross-claims made by the Indemnitee against Cameron in such Proceeding), unless the court or arbitrator determines that each of the Indemnitee’s material defenses in such Proceeding were made in bad faith or were frivolous.

(f)      Any judicial adjudication or arbitration determined under this Section 10 shall be final and binding on the parties.

Section 47.            Defense of Certain Proceedings.  In the event Cameron shall be obligated under this Agreement to pay the Expenses of any Proceeding against the Indemnitee in which Cameron is a co-defendant with the Indemnitee, Cameron shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by Cameron, the Indemnitee shall nevertheless be entitled to employ or continue to employ his own counsel in such Proceeding.  Employment of such counsel by the Indemnitee shall be at the cost and expense of Cameron unless and until Cameron shall have demonstrated to the reasonable satisfaction of the Indemnitee and the Indemnitee’s counsel that there is complete identity of issues and defenses and no conflict of interest between Cameron and the Indemnitee in such Proceeding, after which time further employment of such counsel by the Indemnitee shall be at the cost and expense of the Indemnitee.  In all events, if Cameron shall not, in fact, have timely employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the cost and expense of Cameron.

Section 48.            Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against:

(a)      Cameron, except for (i) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (ii) any claim or Proceeding to establish or enforce a right to indemnification under any statute or law and (iii) any counter-claim or cross-claim brought or made by him against Cameron in any Proceeding brought by or in the right of Cameron against him; or

(b)     any other Person, except for Proceedings or claims approved by the Board.

Section 49.           Contribution.

(a)      If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cameron or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, Cameron shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b)      Cameron and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c)      No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 50.             Officer and Director Liability Insurance.

(a)      Cameron shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which Cameron is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of Cameron with coverage for losses from wrongful acts and omissions and to ensure Cameron’s performance of its indemnification obligations under this Agreement.  In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of Cameron’s directors and officers.  Notwithstanding the foregoing, Cameron shall have no obligation to obtain or maintain such insurance if Cameron determines in good faith that the Indemnitee is covered by such insurance maintained by a subsidiary or parent of Cameron.

(b)      To the extent that Cameron maintains an insurance policy or policies providing liability insurance for directors or officers of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of Cameron, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.

(c)      In the event that Cameron is a named insured under any policy or policies of insurance referenced in either Section 14(a) or (b) above, Cameron hereby covenants and agrees that it will not settle any claims or Proceedings that may be covered by such policy or policies of insurance and in which the Indemnitee has or may incur Expenses, judgments, penalties, fines or amounts paid in settlement without the prior written consent of the Indemnitee.

Section 51.            Security.  Upon reasonable request by the Indemnitee, Cameron shall provide security to the Indemnitee for Cameron’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent may be granted or withheld at the Indemnitee’s sole and absolute discretion.

Section 52.             Settlement of Claims.  Cameron shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without Cameron’s written consent, which consent shall not be unreasonably withheld.

Section 53.            Duration of Agreement.  This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Cameron), assigns, spouses, heirs, executors and personal and legal representatives.

Section 54.            Remedies of Cameron.  Cameron hereby covenants and agrees to submit any and all disputes relating to this Agreement that the parties are unable to resolve between themselves to binding arbitration pursuant to the rules of the American Arbitration Association and waives all rights to judicial adjudication of any matter or dispute relating to this Agreement except where judicial adjudication is requested or required by the Indemnitee.

Section 55.             Covenant Not to Sue, Limitation of Actions and Release of Claims.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of Cameron (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date on which the Corporate Status of the Indemnitee is terminated (for any reason), and any claim or cause of action of Cameron (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period; provided, however, that the foregoing shall not apply to any action or cause of action brought or asserted by Cameron pursuant to or in respect of this Agreement and shall not constitute a waiver or release of any of Cameron’s rights under this Agreement.

Section 56.             Limitation of Liability.  Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

Section 57.            Subrogation.  In the event of any payment under this Agreement, Cameron shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Cameron to bring suit to enforce such rights.

Section 58.             No Multiple Recovery.  Cameron shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 59.              Definitions.  For purposes of this Agreement:

(a)      “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes hereof, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

(b)      “Change of Control” shall mean a change in control of Cameron occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not Cameron is then subject to such reporting requirement.  Without limiting the foregoing, such a Change in Control shall be deemed to have occurred if, after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Cameron representing 20% or more of the combined voting power of Cameron’s then outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) Cameron is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by Cameron’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or (iv) approval by the shareholders of Cameron of a liquidation or dissolution of Cameron.

(c)      “Company” means Cooper Cameron Corporation, a Delaware corporation.

(d)      “Corporate Status” describes the status of an individual who is or was an officer or director of Cameron, or is or was serving at the request of Cameron as an officer, director, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(e)      “Disinterested Director” means a director of Cameron who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

(f)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)      “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(h)      “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) Cameron or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Cameron or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i)       “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(j)       “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

(k)      “State” means the State of Texas.

Section 60.             Non-Exclusivity.  The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise.

Section 61.            Remedies Not Exclusive.  No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 62.            Changes in Law.  In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change.  In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

Section 63.             Interpretation of Agreement.  Cameron and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

Section 64.            Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 65.             Governing Law; Jurisdiction and Venue; Specific Performance.

(a)           The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)           ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE COURTS LOCATED IN OR ARBITRATORS SITTING IN HARRIS COUNTY IN THE STATE OF TEXAS, AND EACH PARTY TO THIS AGREEMENT:  (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT.  FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS, ARBITRATIONS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINAL.  THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

(c)           Cameron acknowledges that the Indemnitee may, as a result of Cameron’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law.  Consequently, Cameron agrees that the Indemnitee shall be entitled, in the event of Cameron’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by Cameron, or enjoining any breach by Cameron, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith.  Cameron waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and Cameron shall not allege or otherwise assert the legal position that any such remedy at law exists.  Cameron agrees and acknowledges that:  (i) the terms of this Section 29(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with Cameron.  Cameron represents and warrants that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 29 following consultation with such legal counsel.

Section 66.            Nondisclosure of Payments.  Except as expressly required by Federal securities laws, Cameron shall not disclose any payments under this Agreement without the prior written consent of the Indemnitee.  Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Cameron proxy or information statements relating to special and/or annual meetings of Cameron’s shareholders, and Cameron shall afford the Indemnitee a reasonable opportunity to review all such disclosures and, if requested by the Indemnitee, to explain in such statement any mitigating circumstances regarding the events reported.

Section 67.            Notice by the Indemnitee.  The Indemnitee agrees to promptly notify Cameron in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 68.            Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:  (i) If to Cameron: Cooper Cameron Corporation, 1333 West Loop South, Suite 1700, Houston, Texas 77027, Attention:  President; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 32.

Section 69.            Modification and Waiver.  No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such supplement, modification or amendment.  No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of Cameron and the Indemnitee.  No waiver of any provision of this Agreement shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 70.            Headings.  The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 71.             Gender.  Use of the masculine pronoun in this Agreement shall be deemed to include usage of the feminine pronoun where appropriate.

Section 72.            Identical Counterparts.  This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.  Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ATTEST:		CAMERON INTERNATIONAL CORPORATION

By	/s/ Grace B. Holmes	By:	/s/ Jack Moore
Name:	Grace B. Holmes		Name:	Jack B. Moore
Title:	Vice President, Corporate Secretary		Title:	Chairman, President & CEO
and Chief Governance Officer

INDEMNITEE

/s/ James T. Hackett
Name:	James T. Hackett

Address:	1201 Lake Robbins Drive
The Woodlands, TX 77380